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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2008

MARKWEST ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)
1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202 (Address of principal executive offices)

Registrant's telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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/    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Agreement.

        On April 8, 2008, MarkWest Energy Partners, L.P. (the "Partnership") and MarkWest Energy Operating Company, L.L.C. (the "Operating Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), with respect to the issuance and sale in an underwritten public offering (the "Common Unit Offering") by the Partnership of 5,000,000 common units representing limited partner interests (the "Common Units") at $31.15 per common unit. The Partnership has granted the underwriters a 30-day option to purchase a maximum of 750,000 additional common units to cover over-allotments, if any. The Common Units to be sold in the Common Unit Offering were registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3 (File No. 333-138744). The closing of the Common Unit Offering is expected to occur on April 14, 2008. Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

        In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

        The Partnership intends to use the net proceeds from the Common Unit Offering of approximately $149.5 million to partially fund its 2008 organic growth budget. Pending that use, the Partnership intends to apply a portion of the net proceeds to pay down borrowings under its revolving credit facility. Affiliates of Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. are lenders under the Partnership's revolving credit facility and accordingly will receive a substantial portion of the proceeds from the Common Unit Offering pursuant to the repayment of borrowings under such facility.

ITEM 7.01.    Regulation FD Disclosure

        On April 8, 2008, the Partnership issued a press release announcing the pricing of the Common Unit Offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

        The information contained in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.    Other Events.

        On April 8, 2008, the Partnership issued a press release announcing its proposed private placement offering to eligible participants of up to $250.0 million in aggregate principal amount of senior notes due 2018 (the "Notes"). The Notes are expected to be eligible for resale under Rule 144A and Regulation S under the Securities Act. The private offering, which is subject to market and other conditions, will be made within the United States only to qualified institutional buyers and outside the United States only to non-U.S. investors under Regulation S of the Securities Act. The Partnership also announced that it intends to use approximately $150 million of the net proceeds from the offering to partially fund its 2008 organic growth capital budget and the remaining net proceeds to repay a portion of its term loan. A copy of the Partnership's press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

        The Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 9.01.    Financial Statements and Exhibits.

          (d)   Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated as of April 8, 2008 among MarkWest Energy Partners, L.P., MarkWest Energy Operating Company, L.L.C., and Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).
99.1	Press release dated April 8, 2008, announcing pricing of public offering of common units.
99.2	Press release dated April 8, 2008, announcing the private placement of senior notes.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P. (Registrant)
	By:	MarkWest Energy GP, L.L.C., Its General Partner
Date: April 11, 2008	By:	/s/ NANCY K. BUESE Nancy K. Buese Chief Financial Officer

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  ITEM 1.01. Entry into a Material Agreement.
  ITEM 7.01. Regulation FD Disclosure
  ITEM 8.01. Other Events.
  ITEM 9.01. Financial Statements and Exhibits.
SIGNATURE